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                                                                     Exhibit 4.3

THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:

CARSON LEONARD, ESQ.
ALSTON & BIRD LLP
90 PARK AVENUE
NEW YORK, NEW YORK 10016

                         ASSIGNMENT OF LEASES AND RENTS

     THIS ASSIGNMENT OF LEASES AND RENTS ("Assignment") is made as of March 30, 2007, by RAMCO JACKSONVILLE LLC, a Delaware limited liability company ("Assignor") to JPMORGAN CHASE BANK, N.A., a national banking association ("Assignee").

     Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Assignee the entire lessor's interest in and to all current and future leases and other agreements affecting the use, enjoyment, or occupancy of all or any part of the "Property" (as defined in the Mortgage, which is defined below; such "Property" is referred to herein as the "Mortgaged Property"), which Mortgaged Property includes that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof.

     TOGETHER WITH all other leases and other agreements affecting the use, enjoyment or occupancy of any part of the Mortgaged Property now or hereafter made affecting the Mortgaged Property or any portion thereof, together with any extensions or renewals of the same (all of the leases and other agreements described above together with all other present and future leases and present and future agreements and any extension or renewal of the same are hereinafter collectively referred to as the "Leases");

     TOGETHER WITH all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Mortgaged Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits, room revenues and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Assignor's rights to recover monetary amounts from any Lessee (as hereinafter defined) in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Assignor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Assignor under or pursuant to any and all contracts and bonds

----------------------------

Proper documentary stamp taxes and intabngible taxes have been paid on the obligations secured hereby, as described in the Mortgage referred to on page 2 of this instrument.

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relating to the construction, erection or renovation of the Mortgaged Property)
(all of the rights described above hereinafter collectively referred to as the "Rents").

     THIS ASSIGNMENT is made for the purposes of securing:

     A. The payment of the Debt as defined in that certain Amended and Restated Fixed Rate Note made by Assignor to Assignee, dated as of the date hereof, in the principal sum of $110,000,000 (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Note"), and secured by that certain Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made and given by Assignor for the benefit of Assignee covering the Mortgaged Property recorded in Official Records Book _____, Page ____, public records of Duval County, Florida (as the same may be amended, restated, extended, or otherwise modified from time to time, the "Mortgage").

     B. The performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein and in the other Loan Documents (as defined in the Note).

     ASSIGNOR hereby represents, warrants and covenants to Assignee as follows:

     1. Assignor Warranties.

     Assignor warrants to Assignee that (a) Assignor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid, enforceable and in full force and effect and have not been altered, modified or amended in any manner whatsoever except as disclosed to Assignee; (c) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) none of the Rents have been collected for more than one (1) month in advance; (e) Assignor has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Mortgaged Property; (f) except as otherwise disclosed to Lender by delivery of Leases, estoppels, the rent roll or other written disclosure, the premises demised under the Leases have been completed and Lessees under the Leases have accepted the same and have taken possession of the same on a rent paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains any option to purchase, or right of first refusal to lease or purchase, the Mortgaged Property, other than Starbucks, which right of first refusal applies solely to a sale of the parcel it occupies; and (i) to Borrower's knowledge, no party under any Lease is in default.

     2. Assignor Covenants:

          (A) Assignor covenants with Assignee that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (b) shall promptly send to Assignee copies of all notices of default which Assignor shall receive under the Leases; (c) shall not collect any Rents more than one (1) month in advance; (d) shall not execute any other assignment of lessor's interest in the Leases or the Rents; (e) shall execute and deliver at the request of Assignee all such further assurances, confirmations and assignments in connection

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with the Mortgaged Property as Assignee shall from time to time require; (f)
shall not enter into any new lease of the Mortgaged Property without the prior written consent of Assignee (unless such new Lease satisfies the Approval Conditions described below), and in any event, any new Lease shall be on a form of lease approved by Assignee, or any other commercially reasonable form; (g) shall deliver to Assignee, upon request, tenant estoppel certificates from each commercial Lessee at the Mortgaged Property in form and substance reasonably satisfactory to Assignee (provided, however, that Assignor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year); and (h) shall deliver to Assignee, at Assignee's request, executed copies of all Leases now existing or hereafter arising. Lender shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement on Lender's then current form to tenants under future Leases promptly upon request with such commercially reasonable changes as may be requested by tenants, from time to time, and which are reasonably acceptable to Lender.

          (B) Assignor further covenants with Assignee that, except to the extent that Assignor is acting in the ordinary course of business as a prudent operator of property similar to the Mortgaged Property, Assignor (a) shall promptly send to Assignee copies of all notices of default which Assignor shall send to Lessees under the Leases; (b) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the Lessees thereunder to be observed or performed, short of termination thereof; (c) subject to
Section 3 hereof, shall not alter, modify or change the terms of the Leases without the prior written consent of Assignee, or cancel or terminate the Leases or accept a surrender thereof or take any other action which would effect a merger of the estates and rights of, or a termination or diminution of the obligations of, Lessees thereunder, provided however, that any Lease may be canceled if at the time of cancellation thereof a new Lease is entered into on substantially the same terms or more favorable terms as the canceled Lease; (d) subject to Section 3 hereof, shall not alter, modify, change or consent to the alteration, modification or change of the terms of any guaranty of any of the Leases or cancel, terminate or consent to the cancellation or termination of any such guaranty without the prior written consent of Assignee; (e) subject to
Section 3 hereof, shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Assignee; and (f) subject to Section 3 hereof, shall not waive, release, reduce, discount or otherwise discharge or compromise the payment of any of the Rents to accrue under the Leases.

          (C) Intentionally omitted.

     In the event Assignor requests approval of a Lease, or any termination, amendment, modification, extension or renewal of any Lease, requiring Assignee's approval hereunder, and Assignor's correspondence from the Assignor to Assignee requesting such approval contains a bold-faced conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," then if Assignee shall fail to respond to or expressly deny such request for approval in writing within ten (10) Business Days after receipt of Assignor's written request therefor, then Assignee shall be deemed to have approved such Lease, or termination, amendment, modification, extension or renewal of any Lease, as the case may be. Any request for approval of a Lease, or termination, amendment, modification, extension or renewal of any Lease

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requiring approval as set forth above shall be made to Assignee in writing and together with such request Assignor shall furnish to Assignee: (i) such biographical and financial information about the proposed tenant and any guarantor of such proposed Lease as Assignee may reasonably require, (ii) a copy of the proposed form of Lease (or amendment, modification, extension or renewal), and (iii) a summary of the material terms of such proposed Lease (or amendment or modification, extension or renewal) including, without limitation, rental terms and the term of the proposed Lease and any options.

          (D) Assignor further covenants with Assignee that Assignor shall not willfully withhold from Assignee any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Assignor further agrees to provide Assignee with written notice of a Lessee "going dark" under such Lessee's Lease within ten (10) business days after such Lessee "goes dark" in the event the same is a default under such Lease or shall cause a default under any other Lease.

          (E) Assignor further covenants with Assignee that Assignor shall notify Assignee in writing, within two (2) Business Days following receipt thereof, of Assignor's receipt of any early termination fee or payment or other termination fee or payment paid by any Lessee under any Lease, and Assignor further covenants and agrees that Assignor shall hold any such termination fee or payment in trust for the benefit of Assignee and that any use of such termination fee or payment shall be subject in all respects to Assignee's prior written consent in Assignee's sole discretion (which consent may include, without limitation, a requirement by Assignee that such termination fee or payment be placed in reserve with Assignee to be disbursed by Assignee for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Assignee). Notwithstanding anything herein to the contrary, in lieu of holding any such termination fee or payment in trust for the benefit of Assignee, Assignor may, at Assignor's option, provide a guaranty from Ramco-Gershenson, L.P., a Delaware limited partnership, or such other entity satisfactory to Lender, in a form substantially similar to the form attached to the Mortgage as Exhibit D.

     3. Approval Conditions.

     Notwithstanding anything to the contrary contained herein, and provided that no Event of Default (as defined in the Mortgage) shall exist and be continuing, the following terms and provisions shall apply (the "Approval Conditions"):

Assignee's consent shall not be required for amendments, modifications, extensions, terminations of existing Leases or for execution of any new Lease of space at the Mortgaged Property or the renewal of any existing Lease unless (i) the Lease to be amended, modified, extended terminated, executed or renewed demises space which is more than fifty thousand (50,000) square feet of the Mortgaged Property, and (ii) the Debt Service Coverage Ratio (as defined in the Mortgage), at the time of such amendment, modification, extension or termination of such Lease, is less than 1.20 to 1.00.

     THIS ASSIGNMENT is made on the following terms, covenants and conditions:

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     1. Present Assignment. Assignor does hereby absolutely and unconditionally assign to Assignee all of Assignor's right, title and interest in all current and future Leases and Rents, it being intended by Assignor that this assignment constitute a present, absolute assignment and not an assignment for additional security only. Such assignment to Assignee shall not be construed to bind Assignee to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Assignee. Assignor agrees to execute and deliver to Assignee such additional instruments, in form and substance satisfactory to Assignee, as may hereinafter be requested by Assignee to further evidence and confirm said assignment. Assignee is hereby granted and assigned by Assignor the right to enter the Mortgaged Property for the purpose of enforcing its interest in the Leases and the Rents, this Assignment constituting a present, absolute and unconditional assignment of the Leases and Rents. Nevertheless, subject to the terms of this paragraph, Assignee grants to Assignor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Assignor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt for use in the payment of such sums. Upon an Event of Default (as defined in the Mortgage), the license granted to Assignor herein shall automatically be revoked and Assignee shall immediately be entitled to receive and apply all Rents, whether or not Assignee enters upon and takes control of the Mortgaged Property. Assignor hereby grants and assigns to Assignee the right, at its option, upon the revocation of the license granted herein to enter upon the Mortgaged Property in person, by agent or by court appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Debt in such priority and proportion as Assignee, in its discretion, shall deem proper.

     2. Remedies of Assignee. Upon and during the continuance of an Event of Default, Assignee may, at its option, without waiving such Event of Default, without notice and without regard to the adequacy of the security for the Debt, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the Mortgaged Property and have, hold, manage, lease and operate the Mortgaged Property on such terms and for such period of time as Assignee may deem proper and either with or without taking possession of the Mortgaged Property in its own name, demand, sue for or otherwise collect and receive all Rents, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Assignee and may apply the Rents to the payment of the following in such order and proportion as Assignee in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Mortgaged Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Assignee may deem necessary or desirable and all expenses of operating and maintaining the Mortgaged Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Mortgaged Property; and (b) the Debt, (including all costs and attorneys' fees). In addition to the rights which Assignee may have herein, upon the occurrence and during the continuance of an Event of Default Assignee, at its option, may either require Assignor to pay monthly in advance to Assignee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be in possession of Assignor or may require Assignor to vacate and surrender possession of the

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Mortgaged Property to Assignee or to such receiver and, in default thereof,
Assignor may be evicted by summary proceedings or otherwise. For purposes of Paragraphs 1 and 2, Assignor grants to Assignee its irrevocable power of attorney, coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Assignee for the proper management and preservation of the Mortgaged Property. The exercise by Assignee of the option granted it in this paragraph and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default under any of the Loan Documents.

     3. No Liability of Assignee. Assignee shall not be liable for any loss sustained by Assignor resulting from any Indemnified Party's failure to let the Mortgaged Property after an Event of Default or from any other act or omission of Assignee in managing the Mortgaged Property after an Event of Default unless such loss is caused by the willful misconduct or gross negligence of Assignee. Assignee shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or under or by reason of this Assignment, and Assignor shall, and hereby agrees, to indemnify the Indemnified Parties (as such term is defined herein) for, and to hold the Indemnified Parties harmless from, any and all liability, loss or damage which may or might be incurred under the Leases or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against any Indemnified Party by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases, except to the extent such liability or loss was caused by or resulted from the negligent or grossly negligent acts of an Indemnified Party. Should any Indemnified Party incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby and by the Loan Documents and Assignor shall reimburse such Indemnified Party therefor immediately upon demand and upon Assignor's failure to do so, such Indemnified Party may, at its option, exercise any and all remedies available to such Indemnified Party hereunder and under the other Loan Documents. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Mortgaged Property upon any Indemnified Party, nor for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Mortgaged Property, including without limitation the presence of any Hazardous Substances, (as defined in the Environmental Agreement, which is defined in the Note), or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any Lessee, licensee, employee or stranger. Assignee, its successors, assigns and their respective shareholders, directors, officers, employees, and agents are each an "Indemnified Party" and, collectively, the "Indemnified Parties".

     4. Notice to Lessees. Assignor hereby authorizes and directs Lessees named in the Leases or any other or future Lessees or occupants of the Mortgaged Property (the "Lessees") upon receipt from Assignee of written notice to the effect that Assignee is then the holder of the Note and that an Event of Default exists thereunder or under the other Loan Documents to pay over to Assignee all Rents and to continue so to do until otherwise notified by Assignee, without further notice or consent of Assignor and regardless of whether Assignee has taken possession of the Mortgaged Property, and Lessees may rely upon any written statement delivered by Assignee to Lessees without any obligation or right to inquire as to whether such default actually exists and notwithstanding any notice from or claim of Assignor to the contrary. Assignor further


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agrees that it shall have no right to claim against any of Lessees for any such
Rents so paid by Lessees to Assignee and that Assignee shall be entitled to collect, receive and retain all Rents regardless of when and to whom such Rents are and have been paid and regardless of the form or location of such Rents. Any such payment to Assignee shall constitute payment to Assignor under the Leases, and Assignor appoints Assignee as Assignor's lawful attorney in fact for giving, and Assignee is hereby empowered to give, acquittances to any Lessee for such payment to Assignee after an Event of Default. Any Rents held or received by Assignor after a written request from Assignee to Lessees for the payment of Rents shall be held or received by Assignor as trustee for the benefit of Assignee only.

     5. Rental Offsets. If Assignor becomes aware that any Lessee proposes to do, or is doing, any act or thing which may give rise to any right of set off against Rent, Assignor shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set off against Rent, (ii) notify Assignee thereof and of the amount of said set offs, and (iii) within ten
(10) days after such accrual for a valid set off, reimburse Lessee who shall have acquired such right to set off or take such other steps as shall effectively discharge such set off and as shall effectively assure that Rents thereafter due shall continue to be payable without set off or deduction.

     6. Security Deposits. All security deposits of Lessees, whether held in cash or any other form, shall be deposited in Assignor's accounts and the amount thereof separately reserved in such accounts (and not distributed by Assignor to its members or other beneficial owners, or used for expenditures). Any bond or other instrument which Assignor is permitted to hold in lieu of cash security deposits under applicable legal requirements (i) shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, (ii) shall be issued by an entity reasonably satisfactory to Assignee, (iii) shall, if permitted pursuant to legal requirements, name Assignee as payee or beneficiary thereunder (or at Assignee's option, subject to applicable Assignor requirements, be fully assignable to Assignee), (iv) shall, if such instrument is a letter of credit and if so required by Lender, be reissued, naming Assignee as beneficiary, and (v) shall, in all respects, comply with applicable legal requirements and otherwise be reasonably satisfactory to Assignee. Assignor shall, upon request, provide Assignee with evidence reasonably satisfactory to Assignee of Assignor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Assignor shall, upon Assignee's request, if permitted by applicable legal requirements, turn over to Assignee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Assignee subject to the terms of the Leases.

     7. Intentionally Omitted.

     8. Other Security. Assignee may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

     9. Other Remedies. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the power and rights granted to Assignee hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect the Debt and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

     10. No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Assignee a "mortgagee in possession" in the absence of the taking of actual possession of the Mortgaged Property by Assignee. In the exercise of the powers herein granted Assignee, no liability shall be asserted or enforced against Assignee, all such liability being expressly waived and released by Assignor.

     11. No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Assignee, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     12. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word "Assignor" shall mean "each Assignor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Assignee" shall mean "Assignee and any subsequent holder of the Note," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     13. Non Waiver. The failure of Assignee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Assignor shall not be relieved of Assignor's obligations hereunder by reason of (a) failure of Assignee to comply with any request of Assignor or any other party to take any action to enforce any of the provisions hereof or of the other Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Mortgaged Property, or (c) any agreement or stipulation by Assignee extending the time of payment or otherwise modifying or supplementing the terms of this Assignment or the other Loan Documents. Assignee may resort for the payment of the Debt to any other security held by Assignee in such order and manner as Assignee, in its discretion, may elect. Assignee may take any action to recover the Debt, or any portion thereof or to enforce any covenant hereof without prejudice to the right of Assignee thereafter to enforce its rights under this Assignment. The rights of Assignee under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Assignee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

     14. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

     15. Counterparts. This Assignment may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     16. GOVERNING LAW; JURISDICTION. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE MORTGAGE IS LOCATED, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE MORTGAGE IS LOCATED IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

     17. Successors and Assigns. Assignor may not assign its rights under this Assignment. Assignor hereby acknowledges and agrees that Assignee may assign this Assignment without Assignor's consent. Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

     18. Termination of Assignment. Upon payment in full of the Debt and the delivery and recording of a satisfaction, release or discharge of the Mortgage duly executed by Assignee, this Assignment shall become and be void and of no effect.

     19. Waiver of Right to Trial by Jury. ASSIGNOR AND ASSIGNEE HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS ASSIGNMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

     20. Limitation on Liability. This Assignment is a Loan Document, as defined in the Note, to which the provisions of Section 12 of the Note apply and are hereby incorporated in full herein by this reference, including those provisions providing for the limitation on the personal liability of the Assignor and other persons under the Loan Documents.

     21. Notice. Any notice, demand, statement, request or consent made hereunder shall be made in accordance with the notice provision of Section 34 of the Mortgage.

     22. Florida Law. The assignment of rents contained in this Assignment is intended to and does constitute an assignment of rents as contemplated in Florida Statutes Section 697.07. Upon the occurrence of an Event of Default, Lender shall be entitled to the remedies provided in said Section 697.07, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of the Mortgage and this Assignment.

     THIS ASSIGNMENT shall inure to the benefit of Assignee and any subsequent holder of the Note and shall be binding upon Assignor, and Assignor's heirs, executors, administrators, successors and assigns and any subsequent owner of the Mortgaged Property.

                            (Signature Page Follows)

     Assignor has executed this instrument as of the day and year first above written.

                                        ASSIGNOR:

                                        RAMCO JACKSONVILLE LLC, a Delaware
                                        limited liability company


                                        By: /s/ Richard J. Smith
                                            ------------------------------------
                                        Name: Richard J. Smith
                                        Title: Chief Financial Officer


Signed, sealed and delivered in the
presence of :


/s/ Kathleen Steed
-------------------------------------
Witness


/s/ Alan Hurvitz
-------------------------------------
Witness

                                 ACKNOWLEDGEMENT

STATE OF Michigan

COUNTY OF Oakland

     The foregoing instrument was acknowledged before me this 27th day of March, 2007, by Richard J. Smith, the Chief Financial Officer of RAMCO Jacksonville LLC, a limited liability company under the laws of the State of Delaware. He/she is personally known to me or has produced ____________ (type of identification)
   ----------------------
as identification.


[SEAL]                                  /s/ Janet L. Storhok
                                        ----------------------------------------
                                        (Signature of person taking
                                        acknowledgment)

                                        Janet L. Storhok
                                        Name typed, printed or stamped

                                        Notary Public - Michigan
                                        (Title or Rank)

                                        ----------------------------------------
                                        (Serial Number, if any)

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Parcel "A"

Lots 1, 2, 3, 4, 6, 7, 8, 13, 14, 15, 16, 17, 18 and Tracts B, E and F, RIVER
CITY MARKETPLACE, according to the plat thereof as recorded in Plat Book 60, Pages 31 through 42, of the Public Records of Duval County, Florida.

Parcel "B"

     LEGAL DESCRIPTION: RIVER CITY MARKETPLACE - LOT 9 REMAINDER

     A TRACT OF LAND BEING A PORTION OF LOT 9, ACCORDING TO THE PLAT OF RIVER CITY MARKETPLACE, AS RECORDED IN PLAT BOOK 60, ON PAGES 31 THROUGH 42 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA AND LYING WITHIN SECTION 37, TOWNSHIP 1 NORTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCE AT THE NORTHWEST CORNER OF AFORESAID LOT 9, FOR A POINT OF REFERENCE; THENCE S19 degrees 46'39"W, ALONG THE WEST LINE OF SAID LOT 9, FOR 44.50 FEET TO THE POINT OF BEGINNING; THENCE S70 degrees 13'21"E, FOR
     407.80 FEET; THENCE S08 degrees 22'23"E, FOR 44.07 FEET; THENCE S19 degrees 46'39"W, FOR 82.58 FEET; THENCE S70 degrees 13'21"E, FOR 135.81 FEET TO A POINT ON THE EAST LINE OF SAID LOT 9; THENCE ALONG SAID EAST LINE, THE FOLLOWING TWO (2) COURSES: (1) THENCE S64 degrees 46'39"W, FOR 63.43 FEET;(2) THENCE S21 degrees 31'08"W, FOR 383.22 FEET TO THE SOUTHEAST CORNER OF SAID LOT 9; THENCE ALONG THE SOUTH LINE OF SAID LOT 9, THE FOLLOWING FIVE (5) COURSES: (1) THENCE S64 degrees 49'27"W FOR 118.93 FEET;
     (2) THENCE N70 degrees 13'21"W, FOR 259.16 FEET; (3) THENCE S71 degrees 09'08"W, FOR 187.18 FEET; (4) THENCE S19 degrees 48'39"W, FOR 32.84 FEET;
     (5) THENCE N70 degrees 13'22"W, FOR 30.34 FEET TO THE SOUTHWEST CORNER OF SAID LOT 9; THENCE ALONG THE WEST LINE OF SAID LOT 9, THE FOLLOWING THREE
     (3) COURSES: (1) THENCE N19 degrees 46'39"E, FOR 480.68 FEET; (2) THENCE S70 degrees 13'21"E, FOR 12.00 FEET; (3) THENCE N19 degrees 46'39"E, FOR
     302.36 FEET TO THE POINT OF BEGINNING

ALSO DESCRIBED AS

A PARCEL OF LAND BEING A PORTION OF SECTION 30, TOGETHER WITH A PORTION OF
SECTION 6 OF THE SUBDIVISION OF THE JOHN BROWARD GRANT, SECTION 37, TOWNSHIP 1 NORTH, RANGE 27 EAST, CITY OF JACKSONVILLE, DUVAL COUNTY, FLORIDA, DESCRIBED AS ALL OF LOTS 1, 2, 3, 4, 6, 7, 8, PART OF 9, ALL OF LOTS 13, 14, 15, 16, 17, 18,
AND TRACTS B, E AND F, "RIVER CITY MARKETPLACE". ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 60, PAGES 31 THROUGH 42, OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Proper documentary stamp taxes and intabngible taxes have been paid on the obligations secured hereby, as described in the Mortgage referred to on page 2 of this instrument.

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 6, THENCE ALONG THE EASTERLY LINE OF SAID SECTION 6, S00 degrees 22'38"E 2568.19 FEET; THENCE S16 degrees 25'40"W 65.15 FEET; THENCE S73 degrees 37'14"E 59.99 FEET TO THE WESTERLY LINE OF A CSX TRANSPORTATION RAILROAD (FORMERLY A SEABOARD COAST LINE RAILROAD, BEING A 100 FOOT WIDE RIGHT-OF-WAY); THENCE ALONG SAID WESTERLY LINE, S16 degrees 25' 25"W 147.88 FEET (RECORDED AS 147.89 FEET) TO THE SOUTHERLY LINE OF A TEMPORARY ACCESS EASEMENT AS RECORDED IN OFFICIAL RECORDS VOLUME 8770 ON PAGE 338 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA (KNOWN AS AIRPORT CENTER DRIVE, 148 FEET
WIDE); THENCE ALONG THE SOUTHERLY LINE OF SAID EASEMENT THE FOLLOWING 3 COURSES:
(1) THENCE N73 degrees 34'04"W 728.80 FEET, AND (2) 1020.43 FEET ALONG A TANGENT CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 43 degrees 50'49", A RADIUS OF 1333.42 FEET AND A CHORD BEARING N51 degrees 38'40"W 995.71 FEET) AND (3) THENCE N29 degrees 43'15"W 361.31 FEET TO THE NORTHERNMOST CORNER OF LOT 19 OF SAID "RIVER CITY MARKETPLACE" AND THE POINT OF BEGINNING: THENCE S60 degrees 16'45"W
651.77 FEET; THENCE N29 degrees 43'15"W 25.61 FEET; THENCE 221.46 FEET ALONG A NON-TANGENT CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 187 degrees 59' 05", A RADIUS OF 67.50 FEET AND A CHORD BEARING N36 degrees 54'53"W 134.67 FEET); THENCE N70 degrees 13'21"W 423.94 FEET; THENCE 36.03 FEET ALONG A NON-TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 31 degrees 45'33", A RADIUS OF
65.00 FEET AND A CHORD BEARING N48 degrees 53'50" E 35.57 FEET; THENCE N64 degrees 46'39"E 118.25 FEET; THENCE N25 degrees 13'23"W 304.45 FEET; THENCE S64 degrees 46'39"W 115.94 FEET; THENCE N26 degrees 26'24"W 101.05 FEET; THENCE N36 degrees 12'01"W 79.37 FEET, THENCE 114.06 FEET ALONG A NON-TANGENT CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 21 degrees 17'43", A RADIUS OF 306.87 FEET AND A CHORD BEARING S43 degrees 27'19"W 113.40 FEET); THENCE 124.58 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 05 degrees 29'03", A RADIUS OF 1301.54 FEET AND A CHORD BEARING S28 degrees 02'21"W 124.53 FEET); THENCE S19 degrees 46'39"W 902.79 FEET; THENCE S19 degrees 51'05"W 665.93 FEET TO THE NORTHWESTERLY CORNER OF SAID LOT 9; THENCE S19 degrees 46'39"W 44.50 FEET; THENCE S70 degrees 13'21"E 407.78 FEET (RECORDED AS 407.80 FEET); THENCE S08 degrees 22'23"E 44.07 FEET; THENCE S19 degrees 46'39"W 82.58 FEET; THENCE S70 degrees 13'21"E 135.81 FEET; THENCE S64 degrees 46'39"W 63.43 FEET; THENCE S21 degrees 31'08"W 383.22 FEET; THENCE S87 degrees 21'21"E 58.42 FEET; THENCE
63.09 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 48 degrees 11'39", A RADIUS OF 75.00 FEET AND A CHORD BEARING S63 degrees 15'31"E
61.24 FEET); THENCE 9.36 FEET ALONG A COMPOUND CURVE TO THE RIGHT(HAVING A CENTRAL ANGLE OF 21 degrees 27'34", A RADIUS OF 25.00 FEET AND A CHORD BEARING S28 degrees 25'55"E 9.31 FEET); THENCE 57.03 FEET ALONG A COMPOUND CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 09 degrees 20'09", A RADIUS OF 350.00 FEET AND A CHORD BEARING S13 degrees 02' 03"E 56.97 FEET); THENCE 25.36 FEET ALONG A REVERSE CURVE TO THE LEFT (HAVING A CENTRAL ANGLE OF 58 degrees 06'42", A RADIUS OF 25,00 FEET AND A CHORD BEARING S37 degrees 25'20"E 24.28 FEET);THENCE S66 degrees 28'41"E 265.25 FEET; THENCE 147.54 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 88 degrees 59'05", A RADIUS OF 95.00 FEET AND A CHORD BEARING S21 degrees 59'09"E 133.16 FEET); THENCE S22 degrees 30'24"W
229.87 FEET; THENCE 206.51 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 08 degrees 36'18", A RADIUS OF 1375.00 FEET AND A CHORD BEARING S18 degrees 12'15"W 206.31 FEET);THENCE 273.69 FEET ALONG A REVERSE CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 15 degrees 40'53", A RADIUS OF 1000.00 FEET AND A CHORD BEARING S21 degrees 44'32"W 272.84 FEET); THENCE 102.07 FEET ALONG A COMPOUND CURVE TO THE RIGHT (HAVING A CENTRAL ANGLE OF 11 degrees 02'04", A RADIUS OF 530,00 FEET AND A CHORD BEARING S35 degrees 06'01"W 101.91 FEET); THENCE S40 degrees 37'03"W 149.81 FEET; THENCE 158.17 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 36 degrees 59'23", A RADIUS OF 245.00 FEET AND A CHORD BEARING S59 degrees 06'45"W 155.44 FEET) TO THE EAST BOUNDARY OF PARCEL 3 OF THAT CERTAIN CONSERVATION EASEMENT AS RECORDED IN OFFICIAL RECORDS VOLUME 8002, PAGE 1 OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA; THENCE ALONG SAID EAST BOUNDARY LINE THE FOLLOWING 16 COURSES: (1) THENCE N35 degrees 19'06"W 74.00 FEET; (2) THENCE N14 degrees 19'31"W 46.06 FEET; (3)
THENCE N55 degrees 52' 27"W 46.99 FEET; (4) THENCE N21 degrees 51'46"W 57.23 FEET; (5) THENCE N16 degrees 23'13"W 49.04 FEET; (6) THENCE N35 degrees 28'19"E
24.24 FEET; (7) THENCE N05 degrees 04'48"W 60.02 FEET;(8) THENCE N52 degrees 01'41"W 26.08 FEET; (9) THENCE N06 degrees 08'21"W 659.00 FEET; (10) THENCE N85 degrees 30' 33"W 602.61 FEET; (11) THENCE N73 degrees 36'25"W 83.05 FEET; (12)
THENCE N63 degrees 49'01"W 51.09 FEET; (13) THENCE N80 degrees 06'02"W 94.98 FEET; (14) THENCE S65 degrees 14'53"W 43.66 FEET; (15) THENCE S12 degrees 27'24"W 116.99 FEET; (16)THENCE

N75 degrees 48'49"W 194.49 FEET TO THE EASTERLY LIMITED ACCESS LINE OF INTERSTATE 95, STATE ROAD NO. 9 ACCORDING TO THE STATE OF FLORIDA, STATE ROAD DEPARTMENT RIGHT-OF-WAY MAP, SECTION 72290-2401 (2402); THENCE ALONG SAID EASTERLY LINE THE FOLLOWING 2 COURSES: (1) N14 degrees 10'21"E 140.65 FEET AND
(2) THENCE 241.95 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 00 degrees 36'01", A RADIUS OF 23092.20 FEET AND A CHORD BEARING N13 degrees 52'03"E 241.95 FEET);THENCE S77 degrees 34'50"E 29.51 FEET; THENCE S65 degrees 17'30"E 36.71 FEET; THENCE S70 degrees 13'25"E 99.00 FEET; THENCE N19 degrees 46'33"E 93.00 FEET; THENCE S70 degrees 13'27"E 49.84 FEET; THENCE N19 degrees 46'39"E 19.99 FEET; THENCE N 70 degrees 13'21"W 12.00 FEET; THENCE N19 degrees 46'39"E 510.14 FEET; THENCE 31.42 FEET ALONG A TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 90 degrees 00'00", A RADIUS OF 20.00 FEET AND A CHORD BEARING N25 degrees 13'21"W 28.28 FEET);THENCE N70 degrees 13'21"W
13.75 FEET; THENCE N19 degrees 46'39"E 265.90 FEET; THENCE N70 degrees 13'21"W
241.92 FEET TO THE SAID EASTERLY LIMITED ACCESS LINE OF INTERSTATE 95; THENCE ALONG SAID LINE THE FOLLOWING 4 COURSES: (1) THENCE N13 degrees 43'24"E 93.27 FEET; (2) THENCE N18 degrees 54'39"E 1062.43 FEET; (3) THENCE N13 degrees 52' 08"E 627.99 FEET; AND (4) THENCE N56 degrees 03'43"E 285.41 FEET TO THE SOUTHERLY RIGHT-OF-WAY-LINE OF DUVAL ROAD, STATE ROAD 110 (A RIGHT-OF-WAY OF VARYING WIDTH); THENCE ALONG SAID SOUTHERLY LINE THE FOLLOWING 2 COURSES; (1) THENCE N88 degrees 20'12"E 109.28 FEET AND (2) THENCE 350.95 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 10 degrees 00'16", A RADIUS OF 2009.86 FEET AND A CHORD BEARING S88 degrees 57'41"E 350.50 FEET); THENCE S04 degrees 04'10"E 200.07 FEET; THENCE N83 degrees 09'37"E 199.76 FEET; THENCE N03 degrees 59'58"W 200.00 FEET TO THE SAID SOUTHERLY LINE OF DUVAL ROAD; THENCE ALONG SAID SOUTHERLY LINE OF DUVAL ROAD 191.12 FEET ALONG A NON-TANGENT CURVE TO THE LEFT, (HAVING A CENTRAL ANGLE OF 05 degrees 26'54", A RADIUS OF 2009.86 FEET AND A CHORD BEARING N77 degrees 34'32"E 191.05 FEET) TO THE SOUTHEASTERLY LINE SAID TEMPORARY ACCESS EASEMENT KNOWN AS AIRPORT CENTER DRIVE (148 FEET WIDE); THENCE ALONG SAID SOUTHEASTERLY LINE THE FOLLOWING 2
COURSES: (1) THENCE 1066.84 FEET ALONG A TANGENT CURVE TO THE RIGHT, (HAVING A CENTRAL ANGLE OF 59 degrees 22'34", A RADIUS OF 1029.46 FEET AND A CHORD BEARING S59 degrees 24'32"E 1019.74 FEET) AND (2) THENCE S29 degrees 43'15"E
450.11 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH EASEMENTS FOR INGRESS AND EGRESS AND PARKING AS SET FORTH IN THE ADOPTION AND DEDICATION ON THE PLAT OF RIVER CITY MARKETPLACE, AS RECORDED IN PLAT BOOK 60, PAGES 31-42, AND ALSO AS SET FORTH IN ARTICLE II, SECTION 2.1, OF THE MASTER AGREEMENT OF EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED IN OFFICIAL RECORDS BOOK 12185, PAGE 1660, AS AMENDED IN OFFICIAL RECORDS BOOK 12428, PAGE 1675, AND OFFICIAL RECORDS BOOK 13073, PAGE 626, ALL OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.

TOGETHER WITH EASEMENTS FOR TAPPING INTO UTILITIES AS DESCRIBED IN PARAGRAPH 2.B. OF THAT CERTAIN POST CLOSING AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 12196, PAGE 602, OF THE PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.


                                      -15-